Exhibit 99.1

FOR IMMEDIATE RELEASE

Wednesday, August 15, 2012

Source: Inrad Optics, Inc.

INRAD OPTICS, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND SIX MONTHS 2012

NORTHVALE, NJ, August 15 – Inrad Optics, Inc. (OTC Bulletin Board: INRD) has reported its consolidated financial results for its second quarter and six months ended June 30, 2012.

Revenue for the second quarter was $2.9 million, down 10.6% from $3.2 million in the same period last year. For the six months ended June 30, 2012, revenue of $5.7 million was down 11.5%, compared to $6.5 million for the comparable period last year.

Orders for the second quarter were $3.3 million and $6.3 million for the six months ending June 30, 2012, down 5% compared to last year’s second quarter but 2% higher on a year-to-date basis compared to last year. Orders from customers in new markets offset a slowdown in defense and certain segments of the semiconductor industry.

Gross profit for the second quarter was $568,000 or 19.7% of sales, down from $784,000 or 24.3% in the comparable quarter last year. For the six months ended June 30, 2012, gross profit decreased to $1.3 million or 22.9% of sales compared to $1.7 million or 25.6% last year. The decrease primarily reflects the impact of lower sales combined with the Company’s relatively fixed overhead cost structure.

The net loss for the second quarter was $333,000 and $482,000 for the six months ended June 30, 2012. This compares with a net loss of $96,000 and $61,000, in the comparable periods last year. The Company had a net loss per share of $0.03, basic and diluted, for the three months ended June 30, 2012 compared to a net loss of $0.01 last year. For the six months ended June 30, 2012 and 2011, the basic and diluted net loss per share was $0.04 and $0.01, respectively.

Net cash used in operating activities was $96,000 for the six months ended June 30, 2012 compared to net cash provided by operations of $53,000 in the comparable period last year. The difference primarily reflects the impact of higher losses during the current period offset by last year’s payment of $600,000 of accrued interest on convertible notes.

After investing and financing activities, net cash decreased by $277,000 compared to a decrease of $83,000 last year. At June 30, 2012, the Company had cash and cash equivalents of $3.1 million.

President and CEO, Joe Rutherford commented, “Our second quarter and year-to-date results reflect continued delays in customer orders and slower than expected demand. Despite these challenges, we saw a modest increase in year-to-date bookings over the same period last year which I attribute to the successful execution of our strategic long term plan. We continue to push forward while managing the realities of worldwide economic uncertainty and contraction in defense spending. We continue to hone our operational skills, add new customers, and strategically invest in new equipment. We are working hard to create a synergistic set of capabilities that will provide a distinct competitive advantage in the photonics marketplace. Through these efforts, I believe we will be well-positioned to improve future sales and profitability.”

1

Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) was incorporated in New Jersey in 1973. In January 2012, the Company’s Board of Directors and shareholders approved the name change to Inrad Optics, Inc. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics.”

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2011. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

2

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$3,123,599	$3,400,205
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2012 and 2011)	1,819,596	2,052,887
Inventories, net	3,322,809	2,909,520
Other current assets	120,758	185,298
Total current assets	8,386,762	8,547,910
Plant and equipment:
Plant and equipment, at cost	15,353,260	15,172,428
Less: Accumulated depreciation and amortization	(13,909,605)	(13,629,311)
Total plant and equipment	1,443,655	1,543,117
Precious Metals	474,960	474,960
Deferred Income Taxes	408,000	408,000
Goodwill	311,572	311,572
Intangible Assets, net	476,606	515,888
Other Assets	36,556	36,556
Total Assets	$11,538,111	$11,838,003
Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of other long term notes	$9,800	$9,800
Accounts payable and accrued liabilities	846,784	877,757
Customer advances	221,015	266,818
Total current liabilities	1,077,599	1,154,375
Related Party Convertible Notes Payable	2,500,000	2,500,000
Other Long Term Notes, net of current portion	320,789	325,633
Total liabilities	3,898,388	3,980,008
Commitments
Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 11,881,724 shares issued at June 30, 2012 and 11,713,564 issued at December 31, 2011	118,819	117,137
Capital in excess of par value	17,982,602	17,720,514
Accumulated deficit	(10,446,748)	(9,964,706)
	7,654,673	7,872,945
Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total shareholders’ equity	7,639,723	7,857,995
Total Liabilities and Shareholders’ Equity	$11,538,111	$11,838,003

3

INRAD OPTICS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Total revenue	$2,880,448	$3,221,234	$5,721,129	$6,462,668

Cost and expenses:
Cost of goods sold	2,312,614	2,437,174	4,413,339	4,806,071
Selling, general and administrative expenses	864,804	847,784	1,719,093	1,657,029
	3,177,418	3,284,958	6,132,432	6,463,100

Loss from operations	(296,970)	(63,724)	(411,303)	(432)

Other expense:
Interest expense—net	(36,113)	(32,026)	(70,739)	(64,215)
Gain on sale of plant and equipment	—	—	—	3,626
	(36,113)	(32,026)	(70,739)	(60,589)

Net loss before income taxes	(333,083)	(95,750)	(482,042)	(61,021)

Income tax (provision) benefit	—	—	—	—

Net loss	$(333,083)	$(95,750)	$(482,042)	$(61,021)

Net loss per common share— basic and diluted	$(0.03)	$(0.01)	$(0.04)	$(0.01)

Weighted average shares outstanding — basic and diluted	11,875,874	11,697,353	11,786,207	11,622,483

4

INRAD OPTICS, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net (loss)	$(482,042)	$(61,021)
Adjustments to reconcile net (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	319,576	435,616
401K common stock contribution	151,775	129,998
(Gain) on sale of plant and equipment	—	(3,626)
Stock based compensation	106,646	73,498
Changes in operating assets and liabilities:
Accounts receivable	233,291	390,314
Inventories, net	(413,289)	(256,325)
Other current assets	64,540	(31,499)
Other assets	—	2,736
Accounts payable and accrued liabilities	(30,973)	(129,068)
Customer advances	(45,803)	102,869
Accrued Interest on Related Party Convertible Notes Payable	—	(600,000)
Total adjustments and changes	385,763	114,513
Net cash (used in) provided by operating activities	(96,279)	53,492
Cash flows from investing activities:
Capital expenditures	(180,832)	(50,752)
Purchase of precious metals	—	(105,443)
Proceeds from sale of plant and equipment	—	6,000
Net cash (used in) investing activities	(180,832)	(150,195)
Cash flows from financing activities:
Redemption of restricted stock units	—	(370)
Proceeds from exercise of stock options	5,349	19,000
Principal payments on notes payable-other	(4,844)	(4,692)
Net cash provided by financing activities	505	13,938
Net (decrease) in cash and cash equivalents	(276,606)	(82,765)
Cash and cash equivalents at beginning of period	3,400,205	4,365,045
Cash and cash equivalents at end of period	$3,123,599	$4,282,280

Supplemental Disclosure of Cash Flow Information:
Interest paid	$82,000	$682,000
Income taxes paid	$5,000	$—

5